UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2012

U.S. BANCORP

(Exact name of registrant as specified in its charter)

1-6880

(Commission File Number)

Delaware	41-0255900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices and zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Redemption of Trust Preferred Securities.

On June 28, 2012, U.S. Bancorp (the “Company”) submitted a redemption notice to the property trustee for the trust listed below, which will result in the redemption of the trust preferred securities identified below on the redemption date specified. The trust preferred securities will be redeemed at the redemption price of $1,000 per trust preferred security plus accrued and unpaid distributions through the redemption date. The Company has determined that a Regulatory Capital Event (as such term is defined in the indenture governing the junior subordinated debentures underlying the trust preferred securities) has occurred, thereby entitling it to redeem such junior subordinated debentures and the underlying trust preferred securities. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, these trust preferred securities will no longer qualify as Tier 1 capital for the Company. This redemption is consistent with the capital plan the Company submitted to the Federal Reserve Board, and will be funded by general corporate reserves.

Trust	Security	Principal Amount	CUSIP	Redemption Date
USB Capital XIII	6.625% Trust Preferred Securities	$500,000,000	90344NAA3	July 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

Date: June 28, 2012	By:	/s/ Laura F. Bednarski
Laura F. Bednarski
Senior Vice President and
Associate General Counsel